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                                                                     Exhibit 5.1

                         SIDLEY AUSTIN BROWN & WOOD LLP

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 WRITER'S DIRECT NUMBER                                 WRITER'S E-MAIL ADDRESS
     (312) 853-7147                                      ssutherland@sidley.com



                                October 28, 2004


Third Wave Technologies, Inc.
502 South Rosa Road
Madison, Wisconsin  53719

                  Re:   3,671,831 Shares of Common Stock, $0.001 par value


Dear Sirs:

                  We refer to the Registration Statement on Form S-8 (the "Registration Statement") being filed by Third Wave Technologies, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 3,671,831 shares of Common Stock, $0.001 par value (the "Shares"), of the Company to be issued under the Third Wave Technologies, Inc. 2000 Stock Plan or the Third Wave Technologies, Inc. 2000 Employee Stock Purchase Plan (the "Plans").

                  We are familiar with the proceedings to date with respect to the proposed issuance and sale of the Shares and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

                  Based on the foregoing, we are of the opinion that:

                  1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

                  2. Each Share which is newly issued pursuant to either of the Plans will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly



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SIDLEY AUSTIN BROWN & WOOD LLP                                           CHICAGO


Third Wave Technologies, Inc.
October 28, 2004
Page 2



                           authorized the issuance and sale of such Share as provided in the applicable Plan; and (iii) a certificate representing such Share shall have been duly executed, countersigned and registered and duly delivered against the receipt of the consideration therefor provided in the applicable Plan.

                  This opinion letter is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares.

                  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.


                                            Very truly yours,



                                            /s/ Sidley Austin Brown & Wood LLP